American Express Signature(SM) Variable Annuity

EXHIBIT INDEX

Exhibit 1.3: Resolution of the Board of Directors of American Enterprise Life, dated April 25, 2000

Exhibit  9:         Opinion of Counsel

Exhibit 10:         Independent Auditors Consent

Exhibit 13:         Copy  of  schedule  for  computation  of  each   performance
                    quotation provided in the Registration Statement in response to Item 21